Exhibit 99.1

May 23, 2024

Fellow Shareholders,

In the first quarter of 2024, we generated $14.8 million in revenue, marking a 15% increase year over year. Our gross profit soared to $4.0 million, more than doubling from the previous year, with the gross margin reaching 27.2%. The operating loss was approximately $0.7 million, significantly reduced from last year. This substantial growth in revenue was primarily driven by our expanding Development Service Agreement (DSA) business, which generated over $5 million in revenue.

Our effort to improve operational efficiency across all regions is paying off. We decreased operating expenses by over 50% through strategic cost control measures. That progress was offset this quarter by a $0.7 million write-off of cancelled U.S. early-stage projects due to our shifted focus on advanced-stage projects and an unrealized foreign exchange loss of over $3.2 million, which constituted the bulk of our net loss.

We’ll give a quick overview of each of our business lines, starting with the quarterly primary catalyst, then we’ll circle back with more detail later.

DSA & BESS

Our DSA projects contribute to a stable and predictable business model, enabling revenue recognition at the earliest stages of project development. This approach is proving instrumental in managing risks and maximizing cash flow efficiency across the project lifecycle. In Q1, DSA revenue accounted for 34% of our total, largely driven by battery energy storage system (“BESS”) projects in Italy. Looking ahead, we plan to broaden our DSA partnerships on a global scale.

Concurrently, our BESS pipeline continues to grow steadily globally. We recently signed a DSA agreement for BESS projects in Southern Italy with Nuveen Infrastructure, formerly known as Glennmont Partners, one of the world's largest fund managers specializing in clean energy, aiming for a total power capacity of 199 MW (up to 1.59GWh). In April, we secured an additional agreement with Nuveen for 155 MW (up to 1.24GWh) of battery storage projects, bringing the total power capacity to 354 MWp (up to 2.83GWh).

IPP

In Q1, our IPP assets were the primary drivers of growth and profitability, contributing to 38% of our revenue with a gross margin of 44%. IPP continues to be a pivotal component of our business model, providing a dependable source of stable and predictable cash flows. Our IPP revenue is balanced between Europe and China, with a modest presence in the U.S. as of today. In Europe, we have 67 MW of IPP assets that generate recurring revenue. For legacy reasons, we have IPP assets in China, located in the five coastal provinces with favorable power prices, strong economies, and robust regulatory environments. We are now fortifying those assets by adding battery storage to the portfolio. As of the end of Q1, our battery storage portfolio comprised 19 MWh, all integrated into the Virtual Power Plant (“VPP”) platform owned and operated by Huaneng Power International, one of the largest IPP operators in China. The VPP market in China is expanding rapidly.

Project Development

During the quarter, we continued to develop solar and storage projects. As of the end of Q1 2024, we had over 2.6 GW of advanced-stage, high-quality solar projects. We maintain our expectation to monetize approximately 400 to 500 MW of projects in 2024 and beyond. By the end of Q1, our total energy storage project pipeline had increased to over 8 GW (32 GWh).

Outlook

In conclusion, we are optimistic about our revenue growth potential, which is fueled by strategic initiatives and a robust project pipeline, and our ability to achieve gross margins of over 30%. We are also confident we can continue to lower operating expenses.

As such, we anticipate that our Q2 revenue will fall within the range of $20 to $23 million, with a gross margin between 40 and 45%. For the full year 2024, we reaffirm our expectation for revenue to range from $150 to $160 million and for a gross margin of approximately 30%. Additionally, we expect our net income for 2024 to be around $22 million, with consideration of foreign exchange impact, and expect earnings per American Depositary Share (“ADS”) to be at approximately 43 cents.

We reiterate our expectation for our IPP revenue in 2024 to be between $24 million and $26 million, with a gross margin of approximately 50%. We expect gross margin contributed by DSA globally to be within the range of 15-20%.

With that overview, we will now review the details of our first quarter operating and financial performance.

Q1 2024 Financial Highlights:

●	Revenue of $14.8 million up 15% y/y and down 66% q/q
●	Gross profit of $4.0 million, more than doubled from Q1 2023
●	Gross margin of 27.2%
●	Adjusted EBITDA of $1.2 million, up from a negative $2.6 million in Q4 2023 and a negative $0.5 million in Q1 2023
●	Operating loss of $0.7 million, significantly improved from Q4 2023 and Q1 2023

$ in millions	Q1’24	Q4’23	Q/Q	Q1’23	Y/Y
Revenue	$14.8	$44.0	-66%	$12.9	+15%
Gross profit	4.0	3.3	+20%	1.6	+153%
Operating loss	(0.7)	(6.1)	-89%	(3.0)	-77%
EBITDA	(2.1)	(5.5)	+62%	1.8	-213%
Adjusted EBITDA	1.2	(2.6)	N/M	(0.5)	N/M
Net loss attributed to Emeren Group Ltd	$(4.4)	$(8.1)	-46%	$(0.2)	N/M

Revenue by segment:

Segment ($ in thousands)	Q1’24 Revenue	% of Total Revenue
IPP	5,571	38%
EPC	4,137	28%
DSA*	5,062	34%
Others	17	0%
Total	$14,787	100%

*DSA: All the DSA revenue in Q1 was generated from BESS projects.

Revenue by region:

Region ($ in thousands)	Q1’24 Revenue	% of Total Revenue
Europe	$11,500	78%
China	2,880	19%
USA	407	3%
Total	$14,787	100%

Advanced-Stage and Early-Stage Solar Development Project Pipeline

Project Pipeline by Region (as of March 31, 2024):

Region	Advanced Stage	Early Stage	Total (MW)
Europe	1,495	5,454	6,949
U.S.	1,032	920	1,952
China	85	-	85
Total	2,612	6,374	8,986

Project Pipeline by Country (as of March 31, 2024):

Country	Advanced Stage	Early Stage	Total (MW)
Poland	440	65	505
Hungary	35	-	35
U.K.	110	-	110
Spain	215	4,415	4,630
Germany	125	360	485
France	99	90	189
Italy	471	524	995
U.S.	1,032	920	1,952
China	85	-	85
Total	2,612	6,374	8,986

Advanced-Stage and Early-Stage Solar Storage Project Pipeline

Project Pipeline by Region (as of March 31, 2024):

Region	Advanced Stage	Early Stage	Total (MW)
Europe	2,460	4,913	7,373
U.S.	596	-	596
China	50	-	50
Total	3,106	4,913	8,019

Project Pipeline by Country (as of March 31, 2024):

Country	Advanced Stage	Early Stage	Total (MW)
Poland	912	630	1,542
Hungary	-	-	-
U.K.	170	175	345
Spain	36	2381	2,417
Germany	-	-	-
France	14	-	14
Italy	1,328	1,727	3,055
U.S.	596	-	596
China	50	-	50
Total	3,106	4,913	8,019

Notes:

1.	The average hours per MW vary across regions. For example, in the U.S. and Europe, it ranged from 4 - 8 hours per MW of storage, while in China, it was ~2 hours.
2.	Q1’24 advanced-stage storage pipeline number for Spain is lower than Q4’23 due to reclassification of projects to early-stage after additional review.

Growing IPP Asset Portfolio in Attractive PPA Regions

As of March 31, we owned and operated IPP assets comprising 255 MW of solar PV projects and 19 MWh of storage.

Operating Assets	PV Capacity (MW)	Storage (MWh)
China DG	164	19
Europe	67	-
U.S.	24	-
Total	255	19

Our battery storage IPP portfolio of 19 MWh are all integrated into the Virtual Power Plant (“VPP”) platform owned and operated by Huaneng Power International in Zhejiang Province, China.

Q1 2024 Financial Results:

All figures refer to the first quarter of 2024, unless stated otherwise.

Revenue

Revenue of $14.8 million represented an increase of 15% year-over-year from Q1 2023 and a decrease of 66% from Q4 2023. The sequential decline was due to normal seasonality, while the year-over-year increase in revenue was primarily driven by our growing DSA business, which accounted for 34%.

Gross Profit and Gross Margin

Gross profit was $4.0 million, compared to $3.3 million in Q4 2023 and $1.6 million in Q1 2023. Gross margin was 27.2%, compared to 7.6% in Q4 2023 and 12.4% in Q1 2023. The gross margin improved sequentially, primarily due to a higher mix of IPP and EPC businesses, both of which had more favorable margins than the previous quarter.

Operating Expense

Operating expenses were $4.7 million, an improvement from $9.5 million in Q4 2023 and comparable to $4.6 million in Q1 2023. Our Q1 operating expenses were impacted by a $0.7 million write-off of cancelled early-stage projects in the U.S.

Net loss attributable to Emeren Group Ltd’s common shareholders

Net loss attributed to Emeren Group Ltd’s common shareholders was $4.4 million, compared to net loss of $8.1 million in Q4 2023 and net loss of $0.2 million in Q1 2023. Diluted net loss attributable to Emeren Group Ltd’s common shareholders per American Depositary Share (“ADS”) was $0.08, compared to diluted net loss of $0.15 in Q4 2023 and diluted net loss of $0.00 in Q1 2023.

Cash Flow

Cash used in operating activities was $3.3 million; cash used in investing activities was $2.6 million, and cash used in financing activities was $8.4 million. Negative operating cash flow was primarily due to delayed payments from Polish projects.

Financial Position

Cash and cash equivalents at the end of Q1 2024 were $55.1 million compared to $70.2 million in Q4 2023.

Net asset value (NAV) is approximately $6.05 per ADS.

Our debt-to-asset ratio at the end of Q1 2024 was 9.99%, compared to 9.44% at the end of Q4 2023.

Shares Buyback

We purchased approximately $6.3 million ADS during the quarter.

Conclusion

Despite short-term market concerns such as high interest rates, lengthy interconnection queues, and the U.S. election cycle, our position is strengthening in the world’s fastest-growing solar markets, which are benefiting from the rising demand for clean energy and supportive governmental policies. Our expertise in developing and operating solar and storage projects, combined with our extensive network of industry partnerships and strong financial standing, are driving us toward our goal of becoming a leading global renewable energy company. We are excited about the bright future of solar energy and are proud to be at the forefront of this remarkable transformation towards a more sustainable future.

We would like to thank our employees for their hard work and dedication. We also want to thank our customers, partners and shareholders for your continued support and confidence in Emeren Group Ltd.

Sincerely,

Yumin Liu	Ke Chen
Chief Executive Officer	Chief Financial Officer

First Quarter 2024 Earnings Results Conference Call

We will host a conference call today to discuss our first quarter 2024 business and financial results. The call is scheduled to begin at 5:00 p.m. U.S. Eastern Time on Thursday, May 23, 2024.

Please register in advance to join the conference call using the link provided below and dial in 10 minutes before the call is scheduled to begin. Conference call access information will be provided upon registration.

Participant Online Registration:

https://register.vevent.com/register/BIbd1edfc48da84dec9a7afef67005b7db

Audio-only Webcast:

https://edge.media-server.com/mmc/p/rnybkbr9

Additionally, an archived webcast of the conference call will be available on the Investor Relations section of Emeren Group Ltd's website at https://ir.emeren.com/.

Safe Harbor Statement

This press release contains statements that constitute ''forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. Whenever you read a statement that is not simply a statement of historical fact (such as when the Company describes what it "believes," "expects" or "anticipates" will occur, what "will" or "could" happen, and other similar statements), you must remember that the Company’s expectations may not be correct, even though it believes that they are reasonable. The Company does not guarantee that the forward-looking statements will happen as described or that they will happen at all. Further information regarding risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s annual report on Form 20-F. The Company undertakes no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though the Company’s situation may change in the future.

For investor and media inquiries, please contact:

Emeren Group Ltd

Suzanne Wilson

+1 (510) 631 6550

Suzanne.wilson@emeren.com

Emeren Group Ltd - Investor Relations

ir@emeren.com

The Blueshirt Group

Gary Dvorchak

+1 (323) 240-5796

gary@blueshirtgroup.co

Appendix 1: Unaudited Consolidated Statement of Operations

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
	(in thousands, except per ADS data and ADS)
Net revenues	$14,787	$44,000	$12,876
Cost of revenues	(10,759)	(40,657)	(11,283)
Gross profit	4,028	3,343	1,593

Operating (expenses)/income:
Sales and marketing	(142)	(105)	(92)
General and administrative	(4,022)	(7,097)	(4,396)
Other operating expenses	(550)	(2,287)	(108)
Total operating expenses	(4,714)	(9,489)	(4,596)

Loss from operations	(686)	(6,146)	(3,003)
Other (expenses)/income:
Interest (expenses)/income, net	124	(244)	(133)
Investment income	-	39	77
Foreign exchange gains/(loss)	(3,235)	(1,390)	2,708
Total other income/(loss) , net	(3,111)	(1,595)	2,652

Loss before income tax	(3,797)	(7,741)	(351)

Income tax benefit	(176)	(2,116)	(264)
Loss, net of tax	(3,973)	(9,857)	(615)

Less: Net income (loss) attributed to non-controlling interests	431	(1,769)	(421)
Net Loss attributed to Emeren Group Ltd	(4,404)	(8,088)	(194)

Loss attributed to Emeren Group Ltd per ADS
Basic	$(0.08)	$(0.15)	$(0.00)
Diluted	$(0.08)	$(0.15)	$(0.00)

Weighted average number of ADS used in computing income/(loss) per ADS*
Basic	53,539,577	55,197,797	57,409,673
Diluted	53,539,577	55,197,797	57,409,673

*Each American depositary shares (ADS) represents 10 common shares

Appendix 2: Unaudited Consolidated Balance Sheet

	As of
	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$55,061	$70,174	$66,729
Restricted cash	3	-	8
Short-investments in U.S. Treasury Bills	-	-	9,992
Accounts receivable trade, net	26,709	27,089	20,048
Accounts receivable unbilled	49,406	59,526	51,903
Advances to suppliers	4,850	4,283	625
Value added tax receivable	9,079	7,361	7,142
Prepaid expenses and other current assets, net	15,839	16,609	17,535
Project assets current	46,509	39,914	36,711
Deferred Cost	3,111	1,872	-
Total current assets	210,567	226,828	210,693

Property, plant and equipment, net	170,018	163,076	172,682
Project assets non-current	40,225	37,014	31,723
Goodwill	-	-	1,023
Operating lease right-of-use assets	20,037	20,037	22,350
Finance lease right-of-use assets	4,647	14,127	21,504
Other non-current assets	17,371	16,927	21,751
Total assets	$462,865	$478,009	$481,726

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	945	1,069	1,487
Accounts payable	15,664	13,041	5,911
Advances from customers	5,243	5,375	2,885
Amounts due to related parties	5,830	4,967	2,171
Other current liabilities	18,837	22,054	20,120
Income tax payable	2,160	2,168	914
Salaries payable	670	718	550
Deferred revenue	2,997	3,177	-
Operating lease liabilities current	903	903	1,227
Failed sale-lease back and finance lease liabilities current	4,505	4,916	8,401
Total current liabilities	57,754	58,388	43,666

Long-term borrowings	23,028	23,001	22,024
Deferred tax liabilities, non-current	3,499	3,532	3,559
Operating lease liabilities non-current	18,247	18,247	20,500
Failed sale-lease back and finance lease liabilities non-current	9,450	10,772	15,341
Total liabilities	$111,978	$113,940	$105,090

Shareholders' equity
Common shares	806,714	806,696	806,283
Additional paid-in capital	14,757	14,728	13,941
Treasury stock	(48,116)	(41,938)	(33,200)
Accumulated deficit	(451,105)	(446,701)	(437,571)
Accumulated other comprehensive loss	(8,788)	(6,471)	(13,764)
Total equity attributed to Emeren Group Ltd	313,462	326,315	335,689
Noncontrolling interest	37,425	37,754	40,947
Total shareholders' equity	350,887	364,069	376,636
Total liabilities and shareholders' equity	$462,865	$478,009	$481,726

Appendix 3: Unaudited Consolidated Statement of Cash Flow

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
	(in thousands)
Net cash provided by (used in) operating activities	$(3,283)	$2,922	$(23,728)

Net cash provided by (used in) investing activities	(2,598)	7,006	(1,866)

Net cash used in financing activities	(8,397)	(4,916)	(16,150)

Effect of exchange rate changes	(831)	5,981	1,193
Net increase (decrease) in cash and cash equivalents and restricted cash	(15,110)	10,993	(40,551)
Cash and cash equivalents and restricted cash, beginning of the quarter	70,174	59,181	107,288
Cash and cash equivalents and restricted cash, end of the quarter	$55,064	$70,174	$66,737

Use of Non-GAAP Financial Measures

To supplement Emeren Group Ltd’s financial statements presented on a US GAAP basis, Emeren Group Ltd provides non-GAAP financial data as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro-forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA, Adjusted EBITDA as non-GAAP financial measures of earnings.

● EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization.

● Adjusted EBITDA represents EBITDA plus discount of electricity subsidy in China, plus share-based compensation, plus impairment of long-lived assets, plus loss/(gain) on disposal of assets, plus foreign exchange loss/(gain).

Our management uses EBITDA, Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time.

We find these measures especially useful when reviewing pro-forma results of operations, which include large non-cash impairment of long-lived assets and loss on disposal of assets. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Appendix 4: Adjusted EBITDA

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
	(in thousands)
Net Loss	$(3,973)	$(9,857)	$(615)
Income tax expenses	176	2,116	264
Interest expenses, net	(124)	244	133
Depreciation & Amortization	1,848	2,003	2,050
EBITDA	$(2,073)	$(5,494)	$1,832
Discount of electricity subsidy in China	133	603	(96)
Share based compensation	28	203	441
Impairment of long-lived assets	-	616	-
Interest income of discounted electricity subsidy in China	(161)	60	53
Foreign exchange loss (gain)	3,235	1,390	(2,709)
Adjusted EBITDA	$1,162	$(2,622)	$(479)